Exhibit 99.1

International Headquarters
One Enterprise Aliso Viejo, CA 92656
949.461.6000      FAX 949.461.6636
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
SECOND QUARTER FINANCIAL RESULTS
     ALISO VIEJO, Calif., August 11, 2008 — Valeant Pharmaceuticals International (NYSE: VRX) today announced second quarter financial results for 2008.
     Total revenue was $206.8 million in the second quarter of 2008 as compared to $220.5 million in the second quarter of 2007. The second quarter of 2008 included planned reductions of shipments to wholesaler customers in the United States, Canada and Mexico of approximately $20.0 million.
     North America product sales were $54.7 million in second quarter of 2008, as compared to $68.6 million in second quarter of 2007. This decrease was due to a planned reduction in shipments to wholesaler customers in the United States and Canada of approximately $17.0 million.
     Sales in the International region in the 2008 second quarter were $45.7 million as compared to $55.8 million in the same period last year. The second quarter of 2008 included planned wholesaler inventory reductions in Mexico of approximately $3.0 million. The second quarter of 2007 included $9.6 million in revenue from certain subsidiaries and business operations in Asia and Argentina, which were divested in the first half of 2008, compared to $2.3 million in revenue from the same operations in the second quarter of 2008.
     Sales in the Europe, Middle East and Africa (EMEA) region were $91.6 million in the 2008 second quarter as compared to $77.1 million in the same period last year, an increase primarily due to favorable currency fluctuations of $12.6 million. Valeant recently announced an agreement to sell a large geographic part of this region in Western and Eastern Europe, Middle East and Africa. The retained area of Central Europe, including Poland, comprised $41.1 million of the $91.6 million sales in the EMEA region. Central Europe sales increased 32% in second quarter 2008 from $31.2 million in the second quarter of 2007.
     Alliance revenue was $14.8 million in the 2008 second quarter as compared to $19.0 million in the same period in 2007, due to reduced ribavirin royalties.
     The company’s gross margin on product sales, including amortization costs, was 56% for the 2008 second quarter as compared to 64% in the second quarter of 2007. This decrease is fully due to the impact of $15 million of increased inventory obsolescence charges required by strategic changes in our commercial focus away from some products and discontinuation of others.

Beginning in the second quarter of 2008, the financial presentation of gross margins has been changed to include amortization expenses.
     Selling expense was 31% of product sales in the second quarter of 2008 as compared to 34% in the same period a year earlier. General and administrative expenses were 22% of product sales in the 2008 second quarter, as compared to 14% in the same period in 2007. Second quarter G&A charges included a legal settlement of $9.0 million and a $3.2 million write-down of an investment in a Swiss biotech fund.
     Research and development costs remained flat at $22.7 million in the 2008 second quarter as compared to $22.7 million reported in the same period in 2007. This continued spending reflects the final completion of the retigabine Phase III trial and the preparation of the New Drug Application and Marketing Authorisation Application submissions for retigabine.
     Provision for income taxes in the 2008 second quarter was $46.9 million as compared to a benefit of $7.5 million reported in the same period in 2007. Based on a change in Valeant’s tax accounting elections for the repatriation of foreign earnings (APB 23), during the second quarter of 2008, Valeant recorded a net tax charge of $57.1 million.
     Net loss from continuing operations was $73.5 million for the second quarter of 2008, or a loss of $0.82 per diluted share as compared to net income from continuing operations of $21.9 million, or $0.23 per diluted share for the second quarter of 2007. Adjusted for non-GAAP items, notably income taxes, net loss from continuing operations was $5.7 million or a loss of $0.06 per diluted share in the second quarter of 2008 as compared to net income of $14.2 million, or $0.15 per diluted share in the second quarter of 2007. Net cash flow from continuing operations in the second quarter was $11.6 million.
     “Our financial results from this quarter, in aggregate, are poor. However, they are largely a reflection of many of the key components of the turnaround program, including planned reductions in wholesaler inventory in Canada, the U.S., and Mexico; changed commercial focus in our product portfolio; resolution of certain litigation; restructuring costs such as severance and the sales of operations in non-core countries,” said J. Michael Pearson, chairman and chief executive officer. “More importantly, we continue to make significant progress toward achieving our 6-point action plan as demonstrated by the recent agreement for the sale of part of our European operations, the retirement of $300 million in senior debt, the expansion of our share repurchase program, and headcount reduction and other cost savings initiatives begun in the quarter.”
Conference Call and Webcast Information:
     Valeant will host a conference call today at 11:00 a.m. EDT (8:00 a.m. PDT) to discuss its 2008 second quarter results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 56788630. International callers should dial (706) 679-0845, confirmation code 56788630. A replay will be available approximately two hours following the conclusion of the conference call through August 18, 2008 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 56788630. The company will also webcast the conference call live over

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the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
FORWARD-LOOKING STATEMENTS:
     This press release contains forward-looking statements, including, but not limited to, statements regarding the submission of applications for regulatory approval and carrying out the company’s previously announced strategic restructuring plan. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the company’s ability to consummate the sale of certain of its territories in Western and Eastern Europe, Middle East and Africa and to realize the benefits of its strategic restructuring plan, and other risks and uncertainties discussed in the company’s annual report or Form 10-K for the years ended December 31, 2007 and other filings with the SEC. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
     NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as special charges and credits, and the tax effect of such charges. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
     Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
###

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Table 1
Valeant Pharmaceuticals International
Consolidated Condensed Statement of Income
For the Three and Six Months Ended June 30, 2008 and 2007

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2008	2007	% Change	2008	2007	% Change
Product sales	$191,958	$201,587	-5%	$373,871	$369,520	1%
Alliance revenue (including ribavirin royalties) (a)	14,805	18,955	-22%	27,578	55,425	-50%

Total revenues	206,763	220,542	-6%	401,449	424,945	-6%

Cost of goods sold	69,479	57,614	21%	124,369	104,515	19%
Selling expenses	59,606	67,645	-12%	123,396	126,085	-2%
General and administrative expenses	41,482	28,743	44%	67,588	54,858	23%
Research and development costs	22,692	22,737	0%	52,084	43,727	19%
Restructuring, asset impairments and dispositions	17,583	6,337	NM	4,919	13,575	NM
Amortization expense	18,112	18,666	-3%	36,178	36,147	0%

	228,954	201,742	13%	408,534	378,907	8%

Income (loss) from operations	(22,191)	18,800		(7,085)	46,038

Interest expense, net	(4,275)	(6,113)		(9,048)	(12,554)
Other income (expense), net including translation and exchange	(137)	1,682		(3,389)	2,818

Income (loss) from continuing operations before income taxes and minority interest	(26,603)	14,369		(19,522)	36,302

Provision (benefit) for income taxes	46,850	(7,511)		54,501	899
Minority interest	2	—		4	—

Income (loss) from continuing operations	(73,455)	21,880		(74,027)	35,403

Income (loss) from discontinued operations, net	(1,149)	(4,966)		8,873	(9,166)

Net income (loss)	$(74,604)	$16,914		$(65,154)	$26,237

Basic earnings (loss) per common share
Income (loss) from continuing operations	$(0.82)	$0.23		$(0.83)	$0.37
Discontinued operations, net	(0.01)	(0.05)		0.10	(0.09)

Net income (loss)	$(0.83)	$0.18		$(0.73)	$0.28

Shares used in per share computation	89,802	95,049		89,696	94,911

Diluted earnings (loss) per common share
Income (loss) from continuing operations	$(0.82)	$0.23		$(0.83)	$0.37
Discontinued operations, net	(0.01)	(0.05)		0.10	(0.10)

Net income (loss)	$(0.83)	$0.18		$(0.73)	$0.27

Shares used in per share computation	89,802	96,154		89,696	96,090

(a)	Alliance revenue for the three and six months ended June 30, 2008 relates to ribavirin royalty of $14.8 million and $27.5 million respectively. Alliance revenue for the six months ended June 30, 2008 also includes a $0.1 million payment from an unrelated third party for a license to certain intellectual property assets. Alliance revenue for the three and six months ended June 30, 2007 includes ribavirin royalties of $19.0 million and $36.2 million respectively and a $19.2 million milestone payment received from Schering-Plough related to the out-licensing of pradefovir in the six months ended June 30, 2007.

Table 2
Valeant Pharmaceuticals International
GAAP Reconciliation of Basic and Diluted Earnings Per Share
For the Three and Six Months Ended June 30, 2008 and 2007

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2008	2007	2008	2007
Income (loss) from continuing operations	$(73,455)	$21,880	$(74,027)	$35,403

Non-GAAP adjustments:
Professional fees related to Special Committee option investigation (a)	—	—	—	630
Restructuring, asset impairments and dispositions (b)	17,583	6,337	4,919	13,575
Product impairment (c)	85	310	85	310
Tax (d)	50,066	(14,026)	59,727	(14,854)

Adjusted income (loss) from continuing operations before the above charges	$(5,721)	$14,501	$(9,296)	$35,064

Adjusted basic EPS from continuing operations	$(0.06)	$0.15	$(0.10)	$0.37

Adjusted diluted EPS from continuing operations	$(0.06)	$0.15	$(0.10)	$0.36

Shares used in adjusted basic per share calculation	89,802	95,049	89,696	94,911

Shares used in adjusted diluted per share calculation	89,802	96,154	89,696	96,090

(a)	Non-recurring professional fees relating to the investigation by the Special Committee into stock option practices and the related restatement of financial statements.

(b)	Net restructuring, asset impairments and dispositions for the three months ended June 30, 2008 of $17.6 million includes $6.5 million in employee related costs, $6.6 million of professional service fees and other cash expenses, $3.8 million relating to the divestitures of our operations in Asia and Argentina and asset impairments of $0.7 million. The six months ended June 30, 2008, includes a net gain on the sale of our operations in Asia of $35.9 million, offset by a loss on the sale of our operations in Argentina of $2.7 million, employee related costs of $18.0 million, professional service fees and other cash expenses of $11.5 million and asset impairments of $8.6 million. Restructuring for the three and six months ended June 30, 2007 relates to the restructuring announced in April 2006.

(c)	Impairment on a certain product sold in Portugal.

(d)	Tax effect for non-GAAP adjustments, including tax effects of the APB 23 revocation.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as special charges and credits. Management does not consider the excluded items part of the day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.

By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Table 3
Valeant Pharmaceuticals International
Reconciliation of Consolidated Income From Operations to Non-GAAP Adjusted
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
For the Three and Six Months Ended June 30, 2008 and 2007
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Consolidated income (loss) from operations (GAAP)	$(22,191)	$18,800	$(7,085)	$46,038
Depreciation and amortization	23,606	22,740	46,495	44,136

EBITDA (non-GAAP) (a)	1,415	41,540	39,410	90,174
Other non-GAAP adjustments (b)	17,668	6,647	5,004	14,515

Adjusted EBITDA (non-GAAP) (a)	$19,083	$48,187	$44,414	$104,689

(a)	We believe that EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures as earnings-derived indicators of the cash flow generation ability of the company. We calculate EBITDA by adding depreciation and amortization back to consolidated income from operations. Adjusted EBITDA excludes the additional costs set forth in note (b) below. EBITDA and Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.

(b)	See Table 2 for explanation of non-GAAP adjustments.

Table 4
Valeant Pharmaceuticals International
Supplemental Sales Information
For the Three and Six Months Ended June 30, 2008 and 2007
(In thousands)

	Three Months Ended		%	Six Months Ended		%
	June 30,		Increase/	June 30,		Increase/
	2008	2007	(Decrease)	2008	2007	(Decrease)
Neurology
Mestinon®	$12,754	$14,014	-9%	$24,285	$24,552	-1%
Diastat® AcuDial™	8,833	12,386	-29%	21,012	23,458	-10%
Cesamet®	9,678	6,859	41%	19,674	12,770	54%
Librax®	3,832	4,455	-14%	7,414	8,122	-9%
Other Neurology	30,797	28,670	7%	53,792	53,446	1%
Dermatology
Efudix/Efudex®	11,972	17,515	-32%	35,166	29,992	17%
Kinerase®	5,849	8,133	-28%	11,459	16,511	-31%
Other Dermatology	15,068	16,977	-11%	28,304	31,644	-11%

Other Therapeutic Classes
Bisocard	7,258	5,575	30%	14,083	10,269	37%
Bedoyecta™	9,604	12,237	-22%	13,591	16,798	-19%
Solcoseryl	6,754	8,448	-20%	13,039	13,795	-5%
Virazole®	3,361	3,045	10%	8,857	8,564	3%
Other Pharmaceutical Products	66,198	63,273	5%	123,195	119,599	3%

Total product sales (a)	$191,958	$201,587	-5%	$373,871	$369,520	1%

	Three Months Ended		%	Six Months Ended		%
	June 30,		Increase/	June 30,		Increase/
	2008	2007	(Decrease)	2008	2007	(Decrease)
United States	$40,795	$56,622	-28%	$99,358	$107,393	-7%
Mexico	29,917	34,818	-14%	47,264	55,923	-15%
Canada	13,911	11,988	16%	27,624	23,816	16%
Australia	7,426	6,377	16%	11,660	9,391	24%
Brazil	5,922	4,992	19%	9,817	9,029	9%

	97,971	114,797	-15%	195,723	205,552	-5%

WEEMEA (b)	50,473	45,918	10%	91,152	85,396	7%
Central Europe (c)	41,117	31,230	32%	80,924	61,811	31%
Other (a)	2,397	9,642	-75%	6,072	16,761	-64%

Total	$191,958	$201,587	-5%	$373,871	$369,520	1%

(a)	Product sales for the three and six months ended June 30, 2008 include $2.3 million and $5.7 million for products which were divested in 2008, compared to $9.6 million and $16.8 million for the same periods in 2007. For the three and six months ended June 30, 2008, “Other” also includes $0.1 million and $0.4 million respectively for sales made in connection with our obligation to Invida.

(b)	“WEEMEA” includes Western Europe, Eastern Europe, Middle East and Africa.

(c)	“Central Europe” includes Poland, Hungary, Slovakia and Czech Republic.

Table 5
Valeant Pharmaceuticals International
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the Three and Six Months Ended June 30, 2008 and 2007
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Revenues	2008	2007	% Change	2008	2007	% Change
North America	$54,706	$68,610	-20%	$126,982	$131,209	-3%
International	45,662	55,829	-18%	74,813	91,104	-18%
EMEA	91,590	77,148	19%	172,076	147,207	17%

Total specialty pharmaceuticals	191,958	201,587	-5%	373,871	369,520	1%

Alliance revenue (including ribavirin royalties) (a)	14,805	18,955	-22%	27,578	55,425	-50%

Consolidated revenues	$206,763	$220,542	-6%	$401,449	$424,945	-6%

Cost of goods sold	$69,479	$57,614	21%	$124,369	$104,515	19%

Gross profit margin on pharmaceutical sales	64%	71%		67%	72%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Income (Loss) From Operations	2008	2007	% Change	2008	2007	% Change
North America	$8,035	$26,464	-70%	$35,448	$43,795	-19%
International	7,357	8,341	-12%	4,704	8,614	-45%
EMEA	(1,247)	15,902	—	9,840	34,611	-72%

	14,145	50,707	-72%	49,992	87,020	-43%

Corporate expenses	$(8,272)	$(19,948)	-59%	$(23,699)	$(35,908)	-34%

Total specialty pharmaceuticals	5,873	30,759	-81%	26,293	51,112	-49%

Restructuring, asset impairments and dispositions	(17,583)	(6,337)	177%	(4,919)	(13,575)	-64%
Research and development costs	(10,481)	(5,622)	86%	(28,459)	8,501	—

Total consolidated income (loss) from operations	$(22,191)	$18,800		$(7,085)	$46,038

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Gross Profit (net of amortization)	2008	%	2007	%	2008	%	2007	%
North America	$34,263	63%	$51,819	76%	$86,808	68%	$96,618	74%
International	26,331	58%	32,438	58%	41,829	56%	53,331	59%
EMEA	46,136	50%	44,136	57%	89,414	52%	85,080	58%

Total specialty pharmaceuticals (b)	$106,730	56%	$128,393	64%	$218,051	58%	$235,029	64%

(a)	Alliance revenue for the three and six months ended June 30, 2008 relates to ribavirin royalty of $14.8 million and $27.5 million respectively. Alliance revenue for the six months ended June 30, 2008 also includes a $0.1 million payment from an unrelated third party for a license to certain intellectual property assets. Alliance revenue for the three and six months ended June 30, 2007 includes ribavirin royalties of $19.0 million and $36.2 million respectively and a $19.2 million milestone payment received from Schering-Plough related to the out-licensing of pradefovir in the six months ended June 30, 2007.

(b)	The specialty pharmaceutical product amortization included in this calculation of gross profit (net of amortization) excludes the amortization of the ribavirin intangible of $2.4 million and $4.7 million for the three and six months ended June 30, 2008 and $3.1 million and $6.2 million for the three and six months ended June 30, 2007.

Valeant Pharmaceuticals International	Table 6
Consolidated Balance Sheet and Other Data
(In thousands)
Balance Sheet Data

	As of	As of
	June 30,	December 31,
	2008	2007
Cash and cash equivalents	$466,300	$309,365
Marketable securities	83,684	52,122

Total cash and marketable securities	$549,984	$361,487

Accounts receivable, net	$169,143	$191,796
Inventory, net	119,185	115,177
Long-term debt	780,963	782,552
Other Data

	Six Months Ended
	June 30,
	2008	2007
Cash flow provided by (used in):

Operating activities	$65,169	$62,072
Investing activities	16,917	14,171
Financing activities and discontinued operations	57,888	(32,398)
Effect of exchange rate changes on cash and cash equivalents	16,961	7,547

Net increase in cash and cash equivalents	156,935	51,392
Net increase (decrease) in marketable securities	31,562	(488)

Net increase in cash and marketable securities	$188,497	$50,904

Valeant Pharmaceuticals International	Table 7
Supplemental Non-GAAP Information on Currency Effect
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Consolidated

Product sales	$191,958	$201,587	$373,871	$369,520
Currency effect	(16,756)		(30,739)
Product sales, excluding currency impact	$175,202		$343,132

Operating income (loss)	$(22,191)	$18,800	$(7,085)	$46,038
Currency effect	754		(2,906)
Operating loss, excluding currency impact	$(21,437)		$(9,991)

Geographic Product Sales

North America pharmaceuticals	$54,706	$68,610	$126,982	$131,209
Currency effect	(1,168)		(3,117)
North America pharmaceuticals, excluding currency impact	$53,538		$123,865

International pharmaceuticals	$45,662	$55,829	$74,813	$91,104
Currency effect	(3,019)		(4,711)
International pharmaceuticals, excluding currency impact	$42,643		$70,102

EMEA pharmaceuticals	$91,590	$77,148	$172,076	$147,207
Currency effect	(12,569)		(22,911)
EMEA pharmaceuticals, excluding currency impact	$79,021		$149,165
Note: Currency effect is determined by comparing adjusted 2008 reported amounts, calculated using 2007 monthly average exchange rates, to the actual 2007 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.